SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2007

Date of Report
(Date of Earliest Event Reported)

Nilam Resources Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada                                      333-135980                          98-0487414

(State or other jurisdiction of      (Commission                        (IRS Employer
incorporation)                                File Number)                 Identification No.)

42 Camden Street, Suite 503, Toronto, Ontario     M5V 1V1

(Address of principal executive offices)                   (Zip Code)

1-416-823-0915

(Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule  14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 10, 2007, the Company entered into an agreement with MRC 1 Exploraciones EIRL of Peru, to purchase the Llippa Project (“Llippa”) for $100,000 (US) The property is located 380 km from Lima, Peru in the Llippa District, Ocros province, Ancash department.  Llippa is a mineral claim consisting of two major mining concessions, The Prospera mine and La Prospera XXI.  The geology on the property exposes volcanic rocks of the Calipuy Group (andesiticas lava).  The mineralization on the property belongs to a polymetallic mesothermal deposit; bornite, chalcopyrite, galena (Cu, Pb) like main minerals and Au-Ag like by-product. The Llippa claim will be held by the Company’s subsidiary, Nilam Resources Peru, S.A..

On December 10, 2007, the Company acquired the El Baron (a.k.a “El Varon”) mineral claim from Mr. Len DeMelt. Mr. DeMelt acquired the claim in early 2007 in a private transaction and transferred the claim to the Company for no consideration.  EL Varon project consists of the Tati and San Marino No.2 mining concessions.  The property is located in the historical Central mining district along the main access road leading to Cerro de Pasco, a significant Au-Cu-Zn-Ag deposit and the Doe Run smelter located in the town of La Oroya. El Varon claim is located approximately two hours driving time from Lima, Peru.  The El Varon claim will be held by the Company’s subsidiary, Nilam Resources Peru, S.A..

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Board of Directors of the Company appointed Mr. Alain Vachon to the position of President and Chief Operating Officer. He has also been nominated for election to the Board of Directors.  His nomination will be submitted to a vote of the shareholders.

Mr. Vachon has served as the South American Exploration Manager for Paramount Gold and Silver Corp. from September 2005 to June of 2007.  Paramount is traded on the AMEX under the symbol “PZG”.  From May of 2004 to October 2006, Vachon served Gold Hawk Resources as their Exploration Manger.  Mr. Vachon was an independent consulting Geologist for numerous mining companies in North and South America from January 2002 to April of 2004.  From March of 1997 to December 2001, Mr. Vachon was the Exploration Manager for Sulliden Exploration for mining projects in Peru and Canada.  Mr. Vachon was the Senior Geologist for Barrick Gold from April 2004 to February 1997.  Prior to his service to Barrick Gold, Mr. Vachon was the Senior Geologist for Noranda Exploration in Quebec, Canada.  Mr. Vachon has also served in executive or senior geology positions for RESS Minieres Touyn, Kiwatin Services, Noramco Exploration, Soquem, and Muschocho Exploration. Prior to 1981, Mr. Vachon worked for Serem Limitee, Shell Canada Mineral and Merq.  He is fluent in French, English and Spanish languages.

Additionally, the Board of Directors appointed several qualified individuals to executive positions within the Company.  Mr. Larry Sostad was appointed to the position of Director of Mining.  Mr. Sostad has been working in the mining industry since 1965 and is experienced in geological exploration and corporate management.  Mr. Sostad has worked on projects in North and South America, including positions with Cominco Ltd., Kootenay King Resources Inc., Rio Tinto, and Noranda. Mr. Sostad’s expertise is in exploratory geological operations for precious and base metals and mineral assessment.

Mr. Juan Manuel Elescano was appointed to the executive position of Director of Exploration, Peru.  Mr. Elescano is a Senior Exploration Geologist with over 20 years of experience in mining operations.  Juan Elescano has worked with a number of gold producers in South America, most notably Barrick Gold for which he has over a decade of collaboration as a private contractor and a consulting engineer.  Mr. Elescano is a Senior Professor of Geologic Engineering at San Marcos University in Lima, Peru.  He has a degree in Geological Engineering from San Marcos National University.  Mr. Elescano lives in Lima, Peru.

Mr. Carlos Ortiz was appointed to the executive position of Director of Operations, Peru.  Mr. Ortiz has been involved in South American mining operations for over 35 years. Carlos Ortiz will assist the Company with planning, project development, financial administration and executive management of mining operations in Peru.  Mr. Ortiz has a Masters Degree in Business Administration, with honors, and a Mining Engineering Degree from University of Ingenieria.  He has gained working experience with South American mining companies, most notably Mauricio Hochschild & Cía, Compañía Minera Ares, and Compañía Minera Arcata.  Mr. Ortiz lives in Lima, Peru.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	Nilam Resources Inc. /s/ Vare Grewal Mr. Vare Grewal, Director Secretary, Treasurer